EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. {section} 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Goliath Film and Media Holdings (the “Company”) on Form 10-Q for the year ending October 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lamont Roberts, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 11, 2014

By:	/s/ Lamont Roberts
Lamont Roberts
Chief Executive Officer (Principal Executive Officer)